EXHIBIT 10.5

NOTICE TO RESIDENTS OF THE UNITED STATES

THE OFFER AND SALE OF THIS SECURITY INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

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BlackStar Digital Equity, a product of BlackStar Enterprise Group, Inc.

SAFE

Simple Agreement for Future Equity

SAFE Series: 2018-1

THIS CERTIFIES THAT in exchange for the payment by the undersigned purchaser (the “Purchaser”) of $[__________] (the “Purchase Amount”) on or about [DATE], 2018, BlackStar Enterprise Group, Inc., a Delaware corporation (the “Company”), hereby issues to the Purchaser the right (the “Right”) to certain registered digital shares of common stock of BlackStar Enterprise Group, Inc. (the “BlackStar Digital Equity”), subject to the terms of the Warrant to Purchase Digital Shares of Common Stock purchased on ____________, 2018, incorporated by reference herein, and the additional terms set forth below.

This SAFE is issued as part of a series of SAFEs designated by the SAFE Series above and issued in a series of multiple closings to certain persons and entities. All BlackStar Digital Equity acquired pursuant to this SAFE shall be subject to the Use Restriction. The BlackStar Digital Equity shall vest and cease to be subject to the Use Restriction in equal portions as each block of BlackStar Digital Equity is registered following the BDTP Launch, such that all BlackStar Digital Equity acquired pursuant to this SAFE shall be fully vested at the end of the Vesting Period (as measured starting from the BDTP Launch). “Use Restriction” means the general prohibition on the Purchaser’s ability to sell, transfer, spend, exchange or otherwise make use of the BlackStar Digital Equity on the BDTP until such BlackStar Digital Equity are vested as provided herein.

1. Events

(a) BDTP Launch. If there is a BDTP Launch before the expiration or termination of this instrument, the Company will issue to the Purchaser, upon Purchaser’s exercise of the Warrant, a number of BlackStar Digital Equities equal to the number of Warrants exercised by Purchaser at $0.60 per share.

In connection with, as a condition to, and prior to the issuance of BlackStar Digital Equities by the Company to the Purchaser pursuant to this Section 1(a):

(i) The Purchaser will execute and deliver to the Company any and all other transaction documents related to this SAFE as are reasonably requested by the Company, including verification of accredited investor status or non-U.S. person status under the applicable securities laws; and

(ii) The Purchaser will provide to the Company an online account for which to deposit Purchaser's BlackStar Digital Equities upon the BDTP Launch.

(b) Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount allocable to the purchase of the Warrants, but not including amounts allocable to other securities received in the over purchase (the “Returned Purchase Amount”), due and payable to the Purchaser immediately prior to, or concurrent with, the consummation of the Dissolution Event, to the extent funds are available and prior to paying any amounts to any equity holders of the Company. If immediately prior to the consummation of the Dissolution Event, the assets of

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the Company that remain legally available for distribution to the Purchaser and all holders of all other SAFEs (the “Dissolving Purchasers”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Purchasers of their respective Returned Purchase Amounts, then the remaining assets of the Company legally available for distribution, following all distributions to the holders of the Company’s preferred stock, will be distributed with equal priority and pro rata among the Dissolving Purchasers in proportion to the Returned Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(b). Any distributed amounts shall be in U.S. Dollars.

(c) Termination. This instrument will expire and terminate upon the earlier of (i) the issuance of BlackStar Digital Equities to the Purchaser pursuant to Section 1(a); (ii) the payment, or setting aside for payment, of amounts due the Purchaser pursuant to Section 1(b); or (iii) February 5, 2021 (the “Expiration Date”), if the BDTP Launch has not occurred as of such date; provided that, the Company shall have the right to extend the Expiration Date by sixty (60) days, in its sole discretion.

2. Definitions

“BDTP” means BlackStar Digital Trading Platform, a peer-to-peer digital equity trading platform enabling the trading of registered BlackStar Digital Equities only.

“BDTP Launch” means a bona fide transaction or series of transactions, pursuant to which the Company will sell the BlackStar Digital Equities to the general public in a publicized product launch.

“BlackStar Digital Equity” means a digitally evidenced share of BlackStar common stock holding the same characteristics as securities evidenced by a paper certificate which has been transmitted and protected by cryptographic protocols.

“Dissolution Event” means (i) a voluntary termination of operations of the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Exercise Price” means $0.60 per BlackStar Digital Equity.

“SAFE” means an agreement containing a future right to BlackStar Digital Equities purchased by Purchasers, similar in form and content to this agreement, which a significant portion of the amount raised under the SAFEs will be used to fund the Company’s development of a decentralized blockchain-based digital trading platform (the “BDTP”) that enables registered shares of common stock of BEGI evidenced in digital format to be traded using peer-to-peer and blockchain technologies.

“Warrant” means that Warrant to Purchase Digital Shares of Common Stock dated ___________, 2018 received by Purchaser in connection with the Company’s private placement offering, providing the Purchaser with the right to purchase digital shares of common stock of the Company at $0.60 (Sixty Cents) per share.

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3. Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the power and authority to carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is to the Company’s knowledge, within the power of the Company and, other than with respect to the actions to be taken when BlackStar Digital Equities are to be issued to the Purchaser, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current articles of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) To the knowledge of the Company, the performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) To the knowledge of the Company, no consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals; and (ii) any qualifications or filings under applicable securities laws.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without an infringement of the rights of others.

4. Purchaser Representations

(a) The Purchaser has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Purchaser has been advised that this instrument is a security and that the offers and sales of this instrument have not been registered under any country’s securities laws and, therefore, cannot be resold except in compliance with the applicable country’s laws. The Purchaser is purchasing this instrument for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection

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with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Purchaser enters into this SAFE with the predominant expectation that he, she or it, as the case may be, will profit upon the successful development and BDTP Launch arising from the efforts of the Company and its employees to develop and market the BDTP and any sale of the BlackStar Digital Equities. The Purchaser understands that the Company makes no guarantee of the success or profitability of the Purchaser’s investment, the BDTP, or the BlackStar Digital Equities.

(d) The Purchaser hereby has sufficient knowledge and experience in business and financial matters to be able to evaluate the risks and merits of its purchase of this SAFE and of the BlackStar Digital Equities and is able to bear the risks thereof. The Purchaser is aware of Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this SAFE. The Purchaser understands that the BlackStar Digital Equities involve risks, all of which the Purchaser fully and completely assumes, including, but not limited to, the risk that (i) the technology associated with the BDTP will not function as intended; (ii) the BDTP will not be completed; (iii) the BDTP will fail to attract sufficient interest from key stakeholders; and (iv) the Company and/or the BDTP may be subject to investigation and punitive actions from Governmental Authorities. The Purchaser understands and expressly accepts that the BlackStar Digital Equities will be created and delivered to the Purchaser at the sole risk of the Purchaser on an “AS IS” and “UNDER DEVELOPMENT” basis. The Purchaser understands and expressly accepts that the Purchaser has not relied on any representations or warranties made by the Company outside of this instrument, including, but not limited to, conversations of any kind, whether through oral or electronic communication, or any white paper. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PURCHASER ASSUMES ALL RISK AND LIABILITY FOR THE RESULTS OBTAINED BY THE USE OF ANY BLACKSTAR DIGITAL EQUITIES AND REGARDLESS OF ANY ORAL OR WRITTEN STATEMENTS MADE BY THE COMPANY, BY WAY OF TECHNICAL ADVICE OR OTHERWISE, RELATED TO THE USE OF THE BLACKSTAR DIGITAL EQUITIES.

(e) The Purchaser understands that Purchaser has no right against the Company or any other Person except in the event of the Company’s breach of this instrument or intentional fraud. THE COMPANY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS INSTRUMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL OF THE AMOUNTS PAID TO THE COMPANY PURSUANT TO THIS INSTRUMENT. NEITHER THE COMPANY NOR ITS REPRESENTATIVES SHALL BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS INSTRUMENT.

(f) The Purchaser understands that Purchaser bears sole responsibility for any taxes as a result of the matters and transactions the subject of this instrument, and any future acquisition, ownership, use, sale or other

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disposition of BlackStar Digital Equities held by the Purchaser. To the extent permitted by law, the Purchaser agrees to indemnify, defend and hold the Company or any of its affiliates, employees or agents (including developers, auditors, contractors or founders) harmless for any claim, liability, assessment or penalty with respect to any taxes (other than any net income taxes of the Company that result from the issuance of BlackStar Digital Equities to the Purchaser pursuant to Section 1(a) of the instrument) associated with or arising from the Purchaser’s purchase of BlackStar Digital Equities hereunder, or the use or ownership of BlackStar Digital Equities.

5. Procedures for Purchase of Rights and Valuation of Purchase Amount.

(a) The Company will accept payment for the Right purchased under this SAFE in U.S. Dollars. Purchaser shall make the required payment to the Company in consideration for Purchaser’s purchase of the Right pursuant to the SAFE through the procedures set forth on Exhibit A hereof.

6. Miscellaneous

(a) This instrument sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral of written, between them, EXCEPT THAT THE TERMS OF THE WARRANT, IF CONFLICTING, SHALL SUPERSEDE. This instrument is one of a series of similar instruments entered into by the Company from time to time. Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority, in the aggregate, of the Purchase Amounts paid to the Company with respect to all SAFEs outstanding at the time of such amendment, waiver or modification. Notwithstanding the foregoing, the Company may modify the SAFEs at any time and without notice in response to regulatory changes that would affect the rights of SAFE holders and/or the ability of the Company to fulfill obligations under the SAFEs.

(b) Any notice required or permitted by this instrument will be deemed sufficient when sent by email to the relevant address listed on the signature page, as subsequently modified by written notice received by the appropriate party.

(c) The Purchaser is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor will anything contained herein be construed to confer on the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

(d) Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this instrument and/or the rights contained herein may be assigned without the Company’s consent by the Purchaser to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Purchaser, including, without limitation, any general partner, managing member, officer or director

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of the Purchaser, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Purchaser; and provided, further, that the Company may assign this instrument in whole, without the consent of the Purchaser, in connection with a reincorporation to change the Company’s domicile, or if the Company assigns the instrument in whole to a wholly owned subsidiary of the Company.

(e) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(g) Each of the Company and the Purchaser agree to treat this instrument as a forward contract for U.S. federal, state and local income tax purposes, and will not take any position on any tax return, report, statement or other tax document that is inconsistent with such treatment, unless otherwise required by a change in law occurring after the date hereof, a closing agreement with an applicable tax authority or a final non-appealable judgment of a court of competent jurisdiction.

(h) The Purchaser shall, and shall cause its affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by Company to carry out the provisions of this instrument and give effect to the transactions contemplated by this instrument, including, without limitation, to enable the Company or the transactions contemplated by this instrument to comply with applicable laws.

(i) The Company shall not be liable or responsible to the Purchaser, nor be deemed to have defaulted under or breached this instrument, for any failure or delay in fulfilling or performing any term of this instrument, including without limitation, launching the BDTP or consummating the BDTP Launch, when and to the extent such failure or delay is caused by or results from acts beyond the affected party's reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest; (d) Law; or (e) action by any Governmental Authority.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

BlackStar Enterprise Group, Inc.

By: _______________________

Joseph E. Kurczodyna

Chief Financial Officer

Address: 4450 Arapahoe Ave.

Suite 100

Boulder, CO 80303

Email:

PURCHASER:

By: _______________________

Name:

Title:

Address:

Email:

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Exhibit A

Wire Transfer Instructions
(Payment may also be made via certified check)